Exhibit 2.1

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This Agreement of Purchase and Sale of Assets (the "AGREEMENT") is entered into this the 23rd day of June, 2003 but effective as of February 1, 2003 (the "EFFECTIVE DATE"), by and among CHRISTIAN SPEAKERS & ARTISTS AGENCY, INC., a Nevada corporation (the "BUYER"), CHRISTIAN SPEAKERS & ARTISTS AGENCY, INC., a Tennessee corporation (the "SELLER"), and wholly owned subsidiary of REGALWORKS, INC., a Delaware corporation ("RWI"). Buyer, Seller and RWI may be hereinafter sometimes referred to collectively as the "PARTIES" or singularly as a "PARTY."

                              W I T N E S S E T H :

         WHEREAS, the Seller is the owner of certain assets associated with the Business (as hereinafter defined);

         WHEREAS, RWI owns all of the issued and outstanding capital stock of the Seller;

         WHEREAS, the Buyer desires to purchase substantially all of the Assets (as hereinafter defined) owned by the Seller and used in the Business, and the Seller desires to sell such Assets to the Buyer;

         WHEREAS, in connection with the purchase and sale of such Assets, the Parties desire to provide for certain terms and conditions with respect to the transfer of such assets;

         NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all accounts receivable and other rights to payment of money and all rights in and to any returned, reclaimed and repossessed goods, together with all rights, claims, counterclaims, titles, securities, security interests, liens and guaranties evidencing, securing, guaranteeing payment of, relating to or otherwise with respect to such accounts receivable and all rights, including any rights to recoupment, recovery, reclamation and resale to the extent they exist prior to the Closing.

         1.2 AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled


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by, or is under common  control  with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession of the right of ability, directly or indirectly, to direct the management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this Section, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or political subdivision thereof.

         1.3  ASSETS.  The term  "Assets"  shall have the  meaning  set forth in
Section 2.1.

         1.4 ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning set forth in Section 2.4.

         1.5 BILL OF SALE. The term "Bill of Sale" shall have the meaning set forth in Section 5.2(a).

         1.6 BOOKS AND RECORDS. The term "Books and Records shall have the meaning contained in Section 2.1(c).

         1.7 BUSINESS. The term "Business" shall mean the operating of an agency for the booking and scheduling of Christian speakers and/or artists and includes specifically all business activities of the Christian Speakers & Artists Agency division of the Seller.

         1.8 BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 6.1A.

         1.9 CLOSING. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date.

         1.10 CLOSING DATE. The term "Closing Date" shall mean 12:01 a.m. on June 30, 2003 or such earlier date as the Parties mutually agree.

         1.11 CONTRACTS. The term "Contracts" shall have the meaning as contained in Section 2.1(d).

         1.12 EFFECTIVE DATE. The term "Effective Date" shall have the meaning contained in the introductory paragraph hereof.

         1.13 EMPLOYEE. The term "Employee" shall mean any employee of the Seller who, as of the Closing Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status.


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         1.14 EMPLOYMENT  AGREEMENTS.  The term  "Employment  Agreements"  shall mean, collectively, each of those certain employment agreements to be entered into as of the Closing Date by and between the Buyer and Jeremy Breland and by and between the Buyer and Shawn Hanks.

         1.14 EQUIPMENT. The term "Equipment" shall have the meaning as contained in Section 2.1(a).

         1.15 EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

         1.16 FINANCIAL STATEMENTS. The term "Financial Statements" shall have the meaning as contained in Section 3.16.

         1.18 INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(g).

         1.19   INVESTOR   REPRESENTATION    AGREEMENT.   The   term   "Investor
Representation Agreement" shall have the meaning set forth in Section 5.11.

         1.20 KINGDOM VENTURES. The term "Kingdom Ventures" shall mean Kingdom Ventures, Inc., a Nevada corporation.

         1.21 KINGDOM VENTURES STOCK. The term "Kingdom Ventures Stock" shall mean restricted common stock of Kingdom Ventures, par value $.001 per share.

         1.22 LANDLORD. The term "Landlord" shall mean Lot 7 Associates, LLC, the lessor of the Real Property leased by Seller, as lessee.

         1.23 MATERIAL AGREEMENTS. The term "Material Agreements" shall have the meaning set forth in Section 3.3.

         1.24 NON-COMPETITION AGREEMENTS. The term "Non-Competition Agreements" shall have the meaning set forth in Section 5.12.

         1.25 NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 6.1C.

         1.26 NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 6.1C.

         1.27 OFFERED EMPLOYEE. The term "Offered Employee" shall have the meaning set forth in Section 5.6.


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         1.28  PURCHASE  PRICE.   The  term  "Purchase  Price"  shall  mean  the
consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

         1.29 REAL PROPERTY. The term "Real Property" shall mean the real property located at 1600 Westgate Circle, Suite 150, Brentwood, Tennessee where the Business is located.

         1.30 RETAINED EMPLOYEE. The term "Retained Employee" shall mean any Employees who are not Offered Employees.

         1.31 RETAINED LIABILITIES. The term "Retained Liabilities" shall have the meaning as contained in Section 2.4.

         1.32 SELLER INDEMNIFIED PARTIES. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 6.1B.

         1.33 TANGIBLE ASSETS. The term "Tangible Assets" shall have the meaning as contained in Section 2.1(a).

         1.34  SELLER'S  KNOWLEDGE,  BEST OF  SELLER'S  KNOWLEDGE,  OR  KNOWN TO
SELLER. The term shall mean the actual knowledge of Seller's President, Secretary and Treasurer and the knowledge that would have been discovered by a reasonable inquiry.

         1.35 STOCK. The term "Stock" shall mean those certain 200,000 shares of Kingdom Venture Stock.

         1.36 TRADE PAYABLES. The term "Trade Payables" shall mean all accounts payable of Seller generated in connection with the ordinary operation of the Business prior to the Closing Date as specified on SCHEDULE 3.26.

         1.37 WARRANTS. The term "Warrants" shall mean warrants executed by Kingdom Ventures which provide the option to purchase 350,000 shares of Kingdom Venture Stock at a purchase price of $1.00 per share. Said warrants will expire 18 months from the date of closing.

                                   ARTICLE II

                      PURCHASE OF ASSETS AND PURCHASE PRICE

         2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller as of the Effective Date, the following assets of Seller (such assets to be collectively referred to herein as the "ASSETS"):

                  (a) All computer hardware, computer software, fixtures, furniture, office supplies, other supplies and all other tangible personal property owned or used in connection with the Business including but not limited to that described on SCHEDULE 2.1(A);
         provided, however, that Buyer shall unilaterally have the right to reject taking title and possession of any of the foregoing as it
         determines  in  its  sole  discretion   (collectively,   the  "TANGIBLE
         Assets");


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                  (b) All right,  title and interest in the  maintenance and use of the Domain name/URL "Church.com".

                  (c) Copies of all customer and supplier files and lists, accounting and financial records, sales records, maintenance and production records, and other books and records relating principally to the Business (the "BOOKS AND RECORDS");

                  (d) All right, title and interest of Seller in, to and under all contracts, leases, documents, instruments, agreements, and other written or oral arrangements, all relating principally to the Business to which the Seller is a party or by which the Seller or the Assets may be bound and all of the Material Agreements as more fully described on
         SCHEDULE 2.1(D), which Schedule shall be provided to the Buyer by the Seller no later than the Closing, as well as all rights, privileges, deposits, letters of credit, claims, causes of action and options relating or pertaining to the foregoing (the "CONTRACTS");

                  (e)  All  technical   data,   written   specifications,   work
         standards, confidential information, price lists and know-how used in connection with the Business;

                  (f) Copies of all Employee files for those Offered Employees actually hired by Buyer;

                  (g) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business including the name "Christian Speakers & Artists," and "Christian Speakers.com" as more fully described on
         SCHEDULE 2.1(G) (collectively, the "INTELLECTUAL PROPERTY"), together with whatever rights Seller may have to recover for infringement thereon, if any;

                  (h) All advertising materials and all other printed or written materials related to the conduct of the Business;

                  (i) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, patents, inventions, trade secrets and royalty rights and other proprietary intangibles, all telephone numbers, telefax numbers, domain names, urls, and email addresses utilized in the Business, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, as more fully described on SCHEDULE 2.1(I) (collectively, the "GENERAL Intangibles");


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                  (j) All  goodwill  and  going  concern  value  and  all  other intangible properties related to the Business;

                  (k) All right, title and interest of Seller in and to all prepaid fees, bonds, and deposits for services yet to be performed and relating to any of the Assets or the Business; and

                  (l) All of the Accounts Receivable.

         2.2  EXCLUDED  ASSETS.  Notwithstanding  anything  to the  contrary  in
Section 2.1, Assets shall not include: (i) cash and cash equivalents including, any savings, checking or bank accounts, stocks, bonds, notes, cash surrender value of life insurance policies, and life insurance policies of Seller; (ii) investments; (iii) any right or interest in any employee benefit plan of the Seller; (iv) the consideration delivered to Seller pursuant to this Agreement;
(v) any and all automobiles currently owned by Seller or used by Seller in the Business, (vi) computer programs and software that are not assignable, and (vii) any and all other real or personal property, tangible or intangible, not described in Section 2.1 (collectively, the "EXCLUDED ASSETS").

         2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein, the total consideration to be paid by Buyer to the Seller for the Assets is $503,000 Dollars (Five Hundred Three Thousand) ("PURCHASE PRICE"). The Purchase Price shall be paid by Buyer to Seller at the Closing as follows:


                  2.3.1  Buyer  shall  execute and deliver to Seller the Bill of
         Sale   providing  for  Buyer's   assumption   and  timely  payment  and
         performance of the Assumed Liabilities;

                  2.3.2 Buyer's delivery to the Seller the Stock, which shall be valued for the purposes of the Purchase Price at $.50/share regardless of the market price;

                  2.3.3 Buyer's delivery to the Seller the Warrants which shall be valued for the purposes of the Purchase Price at $.01/share; and

                  2.3.4 Buyer's delivery of the sum of Ninety Thousand and No/100 Dollars ($90,000.00) to the Seller as payment of the balance of the Purchase Price (the "CASH PURCHASE PRICE").

         2.4 ASSUMPTION OF LIABILITIES. Subject to the exceptions and exclusions of this Section 2.4, the Buyer agrees that on the Closing Date, it will assume and agree to perform and pay when due (i) all unperformed and unfulfilled obligations of the Business under the Contracts for which the Seller is not in default on or prior to the Closing Date, (ii) the Trade Payables, (iii) the liabilities pertaining to customer deposits (collectively, the "ASSUMED LIABILITIES"). Except as otherwise specifically provided herein, the Assumed Liabilities shall not include any other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, in contract or in tort, of the Business or the Seller, including but not limited to: (i) accrued income taxes; (ii) deferred income taxes; (iii) accrued franchise taxes; (iv) any tax imposed on the Seller because

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of the operation of its Business or  otherwise,  except sales and use assumed by
Buyer pursuant to this Agreement; (v) any of the liabilities or expenses of the Seller incurred in negotiating and carrying out their obligations under this Agreement and the documents contemplated to be executed hereunder; (vi) any obligations of the Seller under any of its employee benefit plans or agreements;
(vii) any obligations incurred by the Seller before the Effective Date except as otherwise specifically assumed by Buyer pursuant to this Section 2.4; (viii) any liabilities or obligations incurred by the Seller in violation of, or as a result of the Seller's violation of, this Agreement; (ix) liabilities (other than the obligations assumed under this Section 2.4) arising from the sales of products or services on or before the Effective Date; (x) liabilities, costs, and expenses associated with the litigation described in SCHEDULE 3.9 hereto; and (xi) environmental liabilities and obligations pertaining to the Real Property other than the obligation to make payments under any lease relating to the Real Property from and after the Closing Date (all of the foregoing being hereinafter collectively referred to as the "RETAINED LIABILITIES").

         2.5 ALLOCATION OF PURCHASE PRICE. Each of the Parties agrees to report this transaction for federal income tax purposes in accordance with the manner agreed upon as set forth in SCHEDULE 2.5.

         2.6 TAXES. Seller shall be liable for the payment of all federal and state income taxes incurred by Seller and arising out of the sale, transfer or removal of the Assets, if any, and the assumption of the Liabilities. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Closing Date. If sales taxes are imposed on the sale of the Assets, the Seller shall be obligated to pay the whole amount thereof. Buyer shall reimburse Seller for 1/2 of any such taxes upon receipt of proof of payment.

         2.7 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing on the Closing Date.

         2.8 ADJUSTMENT TO THE PURCHASE PRICE. If the dollar amount of the assumed liabilities as of May 31, 2003 exceeds $310,000 (defined as the difference between accounts receivable and speaker accounts payable on that date), the total Purchase Price shall remain $503,000 but the amount of the Cash Purchase Price shall be reduced by the amount of any such excess.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller and RWI, jointly and severally, hereby represent and warrant that:

         3.1 TITLE TO ASSETS. Except as otherwise provided in SCHEDULE 3.1, the Seller has good, marketable and indefeasible title to the Assets free and clear of restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions. The Seller is in possession of all property leased to it from others. Except for the Excluded Assets, the Assets constitute all of the


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material property,  whether real, personal, mixed, tangible or intangible,  that are used in the Business by the Seller.

         3.2 TAX RETURNS. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Seller has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties due and payable in connection with the Business through and including the Closing Date. There are no present disputes as to taxes of any nature payable by the Seller.

         3.3 CONTRACTS. Except as otherwise provided therein SCHEDULE 2.1(D) lists all of the material contracts, agreements, and other written or oral arrangements, all relating principally to the Business, to which the Seller is a party or by which the Seller or the Assets are bound ("MATERIAL AGREEMENTS"). Such Material Agreements as are included in the list of Payables which represent the Speaker Contracts do not include transactions involving less than $40,000 individually or the total speaker payables in the aggregate as a class. Seller has previously made available to Buyer true and correct copies of all Material Agreements Except as otherwise provided in SCHEDULE 2.1(D), each of the Material Agreements is valid and in full force and effect, and there has not been any default in any respect by the Seller or any other party thereto, nor has there occurred any event that with notice or lapse of time or both, would constitute a default in any respect by the Seller or any other party thereto, which might reasonably be expected to have a material adverse effect on the financial condition or operations of the Business. Except as disclosed in SCHEDULE 2.1(D), each of the Material Agreements is assignable to the Buyer without the consent of any other party. The Seller will obtain and deliver at Closing all of the requisite consents relating to the items set forth on SCHEDULE 2.1(D). Seller has not received notice that any party to any of the Material Agreements intends to cancel or terminate any of the Material Agreements or exercise or not exercise any options that they might have under any of the Material Agreements. In the event any of the Material Agreements is, or is later determined to be, non-assignable, and the other party to any such Material Agreements refuses to consent to the assignment of same, then to the extent legally permissible, the Seller shall subcontract to the Buyer, or its designee, if the Buyer so desires, the remaining work on such Material Agreements, and the Seller shall forward to the Buyer, or its designee, all proceeds of such Material Agreements received by the Seller; provided, however, that Seller shall be reimbursed for any reasonable out-of-pocket expenses incurred by it.

         3.4 EQUIPMENT. All of the Tangible Assets owned by the Seller and used in the Business are described on SCHEDULE 2.1(A) attached hereto. Except as disclosed on SCHEDULE 2.1(A), none of the Tangible Assets will be, at the Closing Date, held under any security agreement, conditional sales contract, or other title retention or security arrangement, or be located other than in the possession of the Seller on the Real Property.

         3.5 LICENSES. SCHEDULE 3.5 is a schedule of all licenses and permits owned by the Seller or in which Seller has any rights or licenses in connection with the Business. The Seller has not infringed, nor is it now infringing, on any license belonging to any other person, firm, or corporation. The Seller owns or holds adequate licenses or other rights to use all licenses and


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permits necessary for the Business as now conducted by the Seller,  and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others.

         3.6 EMPLOYMENT CONTRACT. The Seller does not have any written or oral employment contracts, collective bargaining agreements, pension, bonus, or profit sharing plans providing for employee remuneration or benefits with respect to Offered Employees that by their terms or by law will become binding upon or the obligations of Buyer. The Seller is in compliance with, and upon the Closing will remain in compliance with, all of its material obligations under such agreements or other arrangements to the extent that any violation of such obligations or agreements will not result in a materially adverse affect on the Business or Assets.

         3.7 COMPLIANCE WITH LAWS. The Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) the violation of which would cause a material adverse affect on the Assets of the Business. As of the Effective Date, there exist no uncured violations of federal, state or municipal laws, ordinances, orders, regulations or requirements the violation of which would cause a material adverse affect on any portion of the Assets or the Business.

         3.8 LITIGATION. Except as disclosed in SCHEDULE 3.8, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the best of Seller's knowledge, threatened against or affecting the Seller, the Assets, or the Business.

         3.9 NO BREACH OR VIOLATION. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any material term (except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith) of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement or other agreement, instrument or arrangement by which the Assets, the Business or the Seller may be materially adversely affected, or to which the Assets, the Business or the Seller may be bound (the violation of which would materially adversely affect the Assets, Business and Assets); (ii) an event that would permit any party to terminate any Contract (the termination of which will materially adversely affect the Business); (iii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets or the Business; or (iv) a breach of any term or provision of this Agreement.

         3.10 DUE ORGANIZATION; AUTHORITY.

         (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the Company.


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         (b) The Seller has the full corporate right,  power, legal capacity and authority to enter into and perform its obligations under this Agreement, and except as otherwise provided in SCHEDULE 3.10 to this Agreement no approvals or consents of any persons other than the Seller are necessary in connection herewith.

         3.11 PERSONNEL. SCHEDULE 3.11 is a complete and accurate list of all Employees who principally work for the Business. Prior to, at or after Closing, the Seller shall deliver such additional information as the Buyer shall reasonably request with respect to the Offered Employees.

         3.12 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, this Agreement and each document, instrument and agreement to be executed by the Seller in connection herewith, will constitute the legal, valid, and binding obligations of the Seller, enforceable in accordance with each such agreement's, document's, or instrument's respective terms, except as may be limited by applicable bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         3.13 GENERAL INTANGIBLES. SCHEDULE 2.1(G) and SCHEDULE 2.1(I) contain a description of all of the Intellectual Property and General Intangibles owned by the Seller and used in the conduct of the Business. Except as provided therein, the Seller is the sole owner of all of the Intellectual Property and General Intangibles, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. The Intellectual Property and the General Intangibles constitute all of the intellectual property held by Seller in the conduct of the Business and no adverse claims have been asserted against the Intellectual Property or the General Intangibles, or the Seller, or the Business with respect thereto. None of such Intellectual Property or the General Intangibles infringe upon any patents, trade or assumed names, trademarks, service marks, or copyrights belonging to any other person, firm, or corporation. Except as provided in SCHEDULE 2.1(G) OR SCHEDULE 2.1(I), the Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any of the Intellectual Property or the General Intangibles.

         3.14 LEASED ASSETS. SCHEDULE 3.14 contains an accurate description of all of the personal property leased or licensed pursuant to the Contracts, which are the only personal property assets used in the conduct of the Business which are not owned by the Seller. The Seller is not in default in any material respect of any lease or any Contract. Seller is a party to the lease of the Real Property.

         3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Effective Date there has been no:

                  (i) material adverse change in the condition, financial or otherwise, of the Seller, the Assets or the Business;

                  (ii) knowing waiver of any material rights or claims held by the Seller;

                  (iii) material loss, destruction or damage to any property of the Seller, whether or not insured;

                  (iv) material change in the personnel of the Seller or the terms or conditions of their compensation or employment;

                  (v) except pursuant to this Agreement, the acquisition or disposition of any assets (or any contract or arrangement therefor) other than in the ordinary course of business, nor any other transaction by the Seller otherwise than for value and in the ordinary course of business;

                  (vi) transaction by the Seller (other than pursuant to this Agreement), except in the ordinary course of business;

                  (vii) capital expenditure by the Seller exceeding $10,000, except in the ordinary course of business;

                  (viii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

                  (ix) re-evaluation by the Seller of any of its assets;

                  (x) amendment or termination of any contract, agreement or license to which the Seller is a party (except in the ordinary course of business) the amendment or termination of which will have a material adverse affect on the Business or the Assets;

                  (xi) mortgage, pledge or other encumbrance of any asset of Seller;

                  (xii) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the financial condition, Business, Assets or prospects of the Seller; or

                  (xiii) agreement by the Seller to do any of the things described in the preceding clauses (i) through (xii).

         3.16 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. The Seller has heretofore furnished to Buyer copies of: (a) the audited balance sheets of the Company at August 31, 2002 and the related statements of income and cash flow for the period then ended and (b) the Company's unaudited balance sheet at May 31, 2003, and the related statements of income and cash flow for the period then ended. All financial statements referred to in this Section 3.16 (the "FINANCIAL STATEMENTS") are true, complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present the financial condition of the Seller as at the respective dates thereof and the results of operations of the Seller for the respective periods covered by the statements of income contained therein. The Seller does not have any material obligations or liabilities, contingent or otherwise, not fully disclosed by the Financial Statements.

         3.17 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.18 BROKERS. Neither the Seller, nor any of its respective officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commission or finder's fees in connection with the transaction contemplated herein.

         3.19 SALE OF ASSETS. For purposes of determining whether a sales and use tax charge is applicable, the sale of the Assets constitutes: (i) the sale of substantially all of the entire operating assets of a business or of a separate division, branch, or identifiable segment of a business, and (ii) a sale outside the ordinary course of Seller's business. The income and expenses of the Business can be separately established from the books of account or records in the same manner as previously provided to Buyer. Except for the Excluded Assets, the sale contemplated hereby is the sale of substantially all of the operating assets of the Business.

         3.20 ADVERSE INFORMATION. Neither the Seller, Regal Works, nor any of the Shareholders has any information or knowledge of any change contemplated in any applicable laws, ordinances or restrictions, or any judicial or administrative action, which might reasonably be expected to have a material adverse effect upon the Business or the Assets, or their respective values.

         3.21 CUSTOMERS. On the Closing Date, Seller shall have furnished Buyer a true and correct list of all customers of the Business including customers of Seller since the Effective Date. Except as indicated in SCHEDULE 3.22, the Seller has no information, nor is the Seller aware of any facts, indicating that any of the top 25 customers (based on gross sales) intend to cease or materially reduce doing business with the Seller.

         3.22 INSURANCE POLICIES. SCHEDULE 3.23 to this Agreement is a description of all insurance policies held by the Seller concerning the Business and Assets. The Seller has maintained and now maintains (i) insurance on all its Assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) insurance protection against all liabilities, claims and risks against which it is customary to insure.

         3.23 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Neither the Seller or RWI has any direct or indirect interest in any competitor, supplier or customer of the Seller, or in any person from whom or to whom the Seller leases any real or personal property, or in any other person with whom the Seller is doing business.

         3.24 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller nor any officer, employee or agent of the Seller, nor any other person acting on their behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee of the United States or any state or foreign government, or other person who is or may be in a position to help or hinder the business of the Seller which (i) might subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding which will have a material adverse affect on the Business and Assets, (ii) if not given in the past, might have a material adverse effect on the Assets or Business of the Seller, or (iii) if not continued in the future, might materially adversely effect the Assets, the operations of the Business or prospects of any of the Seller or which might subject the Seller to suit or penalty in a private or governmental litigation or proceeding the loss of which will have a material adverse affect on the Business and the Assets.

         3.25 ABSENCE OF CREDITOR AND THIRD PARTY CLAIMS. The Seller represents and warrants to the Buyer that (i) the Trade Payables represent legitimate obligations incurred during the ordinary course of Seller's business and such Trade Payables are due and owing to the creditors of the Business in the amounts as set forth on SCHEDULE 3.26, (ii) no creditor or third party claims exist against the Business except as disclosed on SCHEDULE 3.26 as Trade Payables, and
(iii) no creditor or third party has any basis to bring any claims against the Buyer except as set forth on SCHEDULE 3.26.

         3.26 ACCOUNTS RECEIVABLE. Attached hereto as SCHEDULE 3.27 is a true and complete list of all Accounts Receivable owed to the Company as of the date of this Agreement. All Accounts Receivable are and will be, (a) valid bona fide claims against debtors for sales or other charges, (b) subject to no defenses, set-offs, or counterclaims, and (c) collectible in accordance with their terms. No material additional loss reserves are required with respect to the Accounts Receivable.

         3.27 DISCLOSURE. The Seller has made available to the Buyer true, complete and correct copies of all Contracts and documents concerning all litigation and administrative proceedings, licenses, insurance policies, lists of suppliers and customers, and records relating to the Assets and the Business, and such information covers all material commitments and material liabilities of the Seller relating to the Business or Assets referred to herein.

         3.28 FULL DISCLOSURE. This Agreement, the Schedules and Exhibits hereto, and all other documents and written information furnished by the Seller to the Buyer pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts or circumstances relating to the Assets or the Business which materially adversely affect or might reasonably be expected to materially adversely affect the Assets, the Business (including the prospects or operations thereof), or the ability of the Seller to perform this Agreement or any of their obligations hereunder.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants that:

         4.1      DUE ORGANIZATION; AUTHORITY.

         (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

         (b) Buyer has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement, and no approvals or consents of any persons or other entities are necessary in connection herewith. The execution, delivery and performance of this Agreement by Buyer have been duly authorized.

         4.2 VALID AND BINDING OBLIGATIONS. Upon execution and delivery hereof, this Agreement will constitute the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         4.3 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.4 BROKERS. Neither Buyer nor any of its respective officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

         4.5 CERTAIN PROCEEDINGS. No suit, action, or other proceeding is pending or, to Buyer's knowledge, threatened against Buyer before any governmental authority in which it is sought to restrain or prohibit or to obtain damages or relief in connection with this Agreement or the consummation of the transaction contemplated hereby.

         4.6 LIABILITIES AND DEFAULTS. To the best of Buyer's knowledge, Buyer is not in default under, or in breach or violation of, and no reason exists and no event has occurred which, without notice or lapse of time or action by a third party, could result in a default under, breach or violation of, any agreement or instrument to which the Buyer (or any Affiliate of Buyer) is a party which relates to or arises from the acquisition of all or substantially all of the assets (or capital stock) of a corporation, limited liability company, sole proprietor or any other person or entity.

         4.7 UNTRUE STATEMENTS. To the best of Buyer's knowledge, this Agreement does not include any untrue statement of material fact by Buyer or omit to state any material fact necessary to make the statements made herein by Buyer are not misleading.

                                    ARTICLE V

                                   THE CLOSING

         5.a) CLOSING. Payment of the Purchase Price required to be made by the Buyer to the Seller and the transfer of the Assets by the Seller and the other transactions contemplated hereby shall take place on the Closing Date. Buyer shall provide at least $30,000 of the Purchase Price on or before July 20, 2003 and the balance on or before August 31, 2003.

         5.b) SELLER'S DELIVERIES. The Seller shall deliver or cause to be delivered to the Buyer at the Closing, the following:

         (a) Two (2) duly authorized and executed originals of a Bill of Sale, Assignment and Assumption Agreement executed by Seller, together with such other instruments of assignment and transfer or bills of sale or otherwise as the Buyer shall reasonably request (the "BILL OF SALE");

         (b) Two (2) duly authorized and executed originals of that certain Non-Competition Agreement executed by Seller and RWI.

         (c) Such consents, waivers, estoppel letters or similar documentation as the Buyer shall reasonably request, in the Buyer's sole discretion, in connection with the transfer of the Assets;

         (d) The list of customers specified in Section 3.22;

         (e) Two (2) duly executed originals of the Employment Agreements executed by each of Jeremy Breland and Shawn Hanks, as applicable;

         (f) Certified resolutions of the Board of Directors and shareholders of the Seller granting to the Chairman of the Board or President of Seller the authority to sell the Assets;

         (g) Certified resolutions of the Board of Directors of RWI approving the sale of the Assets and authorizing to Chairman of the Board or President of RWI to sign this Agreement and the Guaranty Agreement; and

         (h) All other items required to be delivered hereunder or as may be requested which are necessary or would reasonably facilitate consummation of the transactions contemplated hereby.

In addition, the Seller will put the Buyer into full possession and enjoyment of all Assets immediately upon the occurrence of the Closing.

         5.3 BUYER'S OBLIGATIONS. The Buyer will deliver or cause to be delivered to the Seller at or before the Closing, the following:

         (a) Check in the amount of the Cash Purchase Price to the Seller;

         (b) A stock certificate evidencing all of the Stock issued in the name of the Seller;

         (c) A warrant certificate evidencing the Warrants issued in the name of the Seller;

         (d) Two (2) duly authorized and executed originals of the Bill of Sale executed by Buyer;


         (e) Two (2) duly authorized and executed originals of each Employment Agreement executed by the Buyer;

         (f) Certified resolutions of the Board of Directors of the Buyer;

         (g) The list of Offered Employees specified in Section 5.7; and

         (h) All other items required to be delivered hereunder or as may be requested or which are necessary or would reasonably facilitate consummation of the transactions contemplated hereby.

         5.4 INSURANCE, AD VALOREM TAXES, INCOME TAXES. The Buyer shall be obligated to procure its own insurance on the Business commencing on the Closing Date. Seller shall be solely responsible for receiving a refund of any insurance premium payments that have been prepaid. With regard to ad valorem taxes on the Assets for the 2003 tax year, the Seller and the Buyer agree that the taxes to be paid shall be prorated as of the Closing Date. The Parties for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the Effective Date. The Seller shall pay or cause to be paid all federal and state income, franchise, and net worth tax returns with respect to the Business allocable to the time period immediately prior to the Effective Date.

         5.5 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours. Following the Effective Date, and without additional consideration, Buyer shall make available to Seller the books and records of the Business (as they existed on the Effective Date) for a period of five (5) years following the Effective Date.

         5.6 TERMINATION OF EMPLOYMENT OF CERTAIN OF SELLER'S EMPLOYEES. At the Closing, Buyer shall furnish to Seller a list of Employees that Buyer desires to offer employment to (the "OFFERRED EMPLOYEES"). The Seller agrees to use commercially reasonable efforts to make available to the Buyer the Offered Employees that Buyer desires to hire for the purpose of operating the Business. Nothing shall prohibit Buyer from terminating any of the Offered Employees subsequent to their employment by Buyer. Seller shall pay all wages, benefits, accrued vacation taken, sick pay and any other benefits of the Employees are entitled to receive on or before the Closing. If compliance with applicable federal, state or local law is required to close this transaction, Buyer and Seller shall cooperate in complying with such laws in order to close the transaction as soon after such compliance as reasonably practicable.

         5.7 ACCOUNTS RECEIVABLE. From and after the Effective Date, Seller shall forward to Buyer on a weekly basis all payments that it receives on Accounts Receivable together with providing an accounting therefore. The Seller agrees to notify and instruct each account debtor to make payments on the Accounts Receivable to Buyer. Seller shall not compromise or otherwise settle any of the Accounts Receivable for less than the full amount of such Accounts Receivable without the prior written consent of Buyer specifically directing such compromise or settlement.

         5.8 CONFIDENTIALITY AGREEMENT. After the Closing and except as otherwise specifically permitted in this Agreement, Seller agrees, on behalf of itself and its Affiliates, to use its best efforts not to divulge, communicate, use to the detriment of Buyer or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of Seller with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, the identity of service providers, formulae, or other technical data; provided, however, if Seller or any of its Affiliates are compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, Seller or its Affiliates may so disclose such information without any liability hereunder, upon furnishing Buyer at least ten (10) days prior written notice, if possible under the circumstances. As used in this Agreement, "CONFIDENTIAL INFORMATION" and "TRADE SECRETS" shall not include any information that is generally available to the public.

         5.9 ASSIGNMENT OF CONTRACTS. On or before the Closing Date, Seller shall have executed and delivered to Buyer assignments of all the Contracts that are assignable as may be determined necessary by either party. With respect to any Contract in which the consent of a governmental authority or third party is required, Seller shall, with Buyer's reasonable cooperation, use commercially reasonable efforts to procure the assignment of all such Contracts to Buyer. Prior to the successful procurement of any such consent or approval to the assignment of any Contracts in which same is required, Seller agrees that it shall perform all commercially reasonably acts and execute any and all documents as may be requested by Buyer so that Buyer may realize the benefits of such Contracts as Buyer deems reasonably necessary or desirable, until such time as such Contracts are successfully assigned to Buyer. To the extent any such Contract cannot be subcontracted, Buyer agrees to cooperate with Seller and enter into such other commercially reasonable arrangements as will enable Seller to fulfill its remaining obligations under said Contracts. Buyer agrees to indemnify, defend and hold harmless Seller and its Affiliates from all Damages incurred by Seller or Seller's Affiliates in connection with Buyer's performance of its obligations under this Section 5.9; provided, that such Damages are not the result of Seller's default hereunder.

         5.10 CHANGE OF SELLER'S NAMES. Within ten (10) days after the Closing, Seller shall file appropriate documents with the Secretary of State of Tennessee to change its trade names and to transfer its interests in its trade names described in SCHEDULE 2.1(G) and coordinate with Buyer to allow Buyer to simultaneously file such corporate documents as may be reasonably necessary for Buyer to acquire the rights to the trade names.

         5.11 INVESTOR REPRESENTATIONS. The Seller and RWI acknowledge that the Stock and the Warrants were acquired by the Buyer in a transaction directly with Kingdom Ventures, have not been registered under the Securities Act of 1933 or any state securities laws. Upon the execution hereof an Investor Representation Agreement in the form attached as Exhibit A (each an "INVESTOR REPRESENTATION AGREEMENT") shall be executed by the Seller and RWI.

         5.12 NON-COMPETE. The Seller and RWI agree not to engage in any activity, or to own any interest in or provide any services to any person whose activities, directly or indirectly compete with the Business for a period of [two] years from the Closing Date. Upon execution hereof a Non-Compete Agreement in the form attached as Exhibit B shall be executed by the Seller and RWI.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION.

         A. BY THE SELLER. The Seller and RWI, jointly and severally, shall indemnify, save, defend and hold harmless the Buyer and Buyer's shareholders, directors, officers, partners, agents and employees (and in the event the Buyer assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee's shareholders, directors, officers, agents and employees) (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "DAMAGES"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the
Seller or RWI in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to the Closing Date, other than those Damages based upon or arising out of the Assumed Liabilities, (b) arising out of facts or circumstances existing prior to the Closing Date, other than those Damages based upon or arising out of the Assumed Liabilities or relating to any period on and after the Closing Date or arising out of facts or circumstances existing on and after the Closing Date; provided, however, that neither the Seller, Regal Works, nor the Shareholders shall be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties, (c) relating to any violation of applicable law respecting the Real Property including such violations as may have been unknown at the Closing Date, (d) the matters specifically described in Section 5.9, or (e) the Retained Liabilities. Notwithstanding anything to the contrary in the Agreement, including this Paragragh A, in no event shall any indemnification, payment or obligation of Seller to Buyer, to the Buyer Indemnified Parties, or to any third party arising from or relating to this Agreement or the documents, instruments and/or transactions contemplated by this Agreement exceed the amount of the Purchase Price.


         B. BY THE BUYER. The Buyer shall indemnify, save, defend and hold harmless the Seller and its shareholders, directors, officers, partners, agents and employees (collectively, the "SELLER INDEMNIFIED PARTIES") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Buyer in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets
(a) relating to any period on and after the Closing Date, or (b) arising out of facts or circumstances existing on and after the Effective Date relating to the Assumed Liabilities; provided, however, that the Buyer shall not be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties, (c) the matters specifically described in Section 5.9, or (d) the Assumed Liabilities. Notwithstanding anything to the contrary in the Agreement, including this Paragragh B, in no event shall any indemnification, payment or obligation of Buyer to Seller, to the Seller Indemnified Parties, or to any third party arising from or relating to this Agreement or the documents, instruments and/or transactions contemplated by this Agreement exceed the amount of the Purchase Price.

         C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("NOTICE OF ACTION"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 6.1 to indemnify the indemnified Party by a delivery of notice of such election ("NOTICE OF ELECTION") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, or the indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

         D. THIRD PARTY CLAIMS. The provisions of this Section 6.1 are not limited to matters asserted by the Parties, but cover costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

         6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transaction contemplated herein and the execution and delivery of the documents, instruments and agreements described in Article V hereof, notwithstanding any investigation made by or on behalf of the Seller or the Buyer.

         6.3 LIMITATION ON INDEMNIFICATION. No claim for indemnification shall be effective unless such claim is made in writing and delivered to the indemnifying Party hereunder within two (2) years of the Closing Date. Buyer and Seller shall each take all commercially reasonable actions as may be necessary to mitigate their Damages and possible indemnified claims, which cost of mitigation shall be covered by the indemnity set forth herein. Neither Party hereto shall be permitted to recover punitive, consequential or indirect Damages from the other party hereto whether by way of indemnification or under any other legal doctrine, cause of action, or theory of recovery.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         Section 7.1 CONDITIONS. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing Date, of all of the conditions set out below in this Article VII. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if the Seller or any Shareholder shall be in default of any of its representations, warranties or covenants under this Agreement.

         Section 7.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Except as specifically permitted by this Agreement, all representations and warranties made by the Seller and RWI in this Agreement the Investor Representation Agreement or in any written Schedule or statement delivered to Buyer by the Seller or RWI under this Agreement shall be true on and as of the Closing Date as though made on and as of that date.

         Section 7.3 PERFORMANCE OF THE SELLER AND THE SHAREHOLDERS. The Seller and RWI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement the Guaranty Agreement, or the Non-compete Agreement to be performed or complied with by them on or before the Closing Date.

         Section 7.4 OFFICER'S CERTIFICATE. Buyer shall have received certificates, dated the Closing Date, signed and verified by the Seller's President and RWI's President certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 7.2 and 7.3 have been fulfilled.

         Section 7.5 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         Section 7.6 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Seller and delivered to the Buyer.

         Section 7.7 APPROVAL OF DOCUMENTS. The form and substance of all certificates, instruments, opinions and other documents delivered to the Buyer under this Agreement shall be satisfactory in all respects to the Buyer and its counsel.

         Section 7.8 APPROVAL OF THE BUYER'S BOARD OF DIRECTORS. The board of directors of the Buyer shall have authorized and approved the consummation of the transactions contemplated hereunder.

         Section 7.9 ABSENCE OF MATERIAL ADVERSE CHANGE. The Buyer shall not have discovered any materially adverse discrepancy in the financial information relating to the Seller, the Assets or the Business which heretofore has been or is hereafter furnished to the Buyer, and no material adverse change shall have occurred in the Seller's financial condition, Assets, liabilities or prospects since the Effective Date.

         Section 7.10 DELIVERY OF CORPORATE DOCUMENTS. There shall be delivered to the Buyer copies (certified by the Secretary of the Company) of the minutes of the meetings of the Board of Directors of the Seller, the Board of Directors of Regal Works of each at which the transactions hereunder were authorized. The Seller shall have delivered to the Buyer certified copies of the Company's Articles of Incorporation and Bylaws and a Good Standing Certificate issued by the Tennessee Secretary of State.

         Section 7.11 NO CASUALTY. There shall not have occurred any damage, destruction or loss which has (whether or not covered by insurance) materially and adversely affected any of the Assets.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         Section 8.1 CONDITIONS. The obligations of the Seller to sell to the Buyer the Assets under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the following conditions of this Article VIII. The Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any of their other rights or remedies, at law or in equity, the Buyer shall be in default in any of its representations, warranties or covenants under this Agreement.

         Section 8.2 ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. Except as otherwise permitted by this Agreement, all representations and warranties by the Buyer contained in this Agreement or in any written statement delivered by the Buyer under this Agreement shall be true on and as of the Closing Date as though made on and as of that date.

         Section 8.3 ACCURACY OF PERFORMANCE OF BUYER. The Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

         Section 8.4 BUYER'S OFFICER'S CERTIFICATE. The Seller shall have received a certificate, dated the Closing Date, signed and verified by the Buyer's President and certifying, in such detail as the Seller and its counsel may reasonably request, that the conditions specified in Sections 8.2 and 8.3 relating to Purchaser have been fulfilled.

         Section 8.5 AUTHORITY OF PURCHASER. The Seller shall have received certified copies of all resolutions of the Buyer's board of directors pertaining to the due authorization, execution, delivery and performance by the Buyer of this Agreement.

         Section 8.6 APPROVAL OF DOCUMENTS. The form and substance of all certificates, instruments and other documents delivered to the Seller under this Agreement shall be satisfactory in all respects to the Seller and its counsel.

                                   ARTICLE IX

                          TERMINATION PRIOR TO CLOSING

         Section  9.1   TERMINATION.   This   Agreement  and  the   transactions
contemplated herein may be terminated at any time prior to the Closing:

         (1) By the mutual written consent of the Buyer and the Seller;

         (2) By either the Buyer or the Seller in writing, without liability to the Party terminating this Agreement on account of such termination, if the Seller or RWI on the one hand, or the Buyer on the other, as the case may be, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein.

         Section 9.2 EFFECT OF OBLIGATIONS. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the Parties and this Agreement shall become void and have no effect without any liability on the part of any Party or the shareholders, directors or officers of the Seller or the Buyer in respect thereof, except for the obligations under Sections 5.8, and 10.1; provided, however, that termination pursuant to clause (b) of Section 9.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

         10.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by both of the Parties, and by the individuals joining in the execution hereof.

         10.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

            If to Seller:       Christian Speakers & Artists Agency, Inc.
                                Attn: Mr. Jeremy Breland, Presiden
                                1600 Westgate Circle, Suite 150
                                Brentwood, TN 37027

            With a copy to:     RegalWorks, Inc.
                                Attn: Mr. Dane West, President
                                43330 Coton Commons Drive
                                Leesburg, VA 20176
                                Fax: 208-728-6864

            If to Buyer:        Christian Speakers & Artists Agency, Inc.
                                Attn: Gene Jackson, President
                                1045 Stephanie Way
                                Minden, Nevada 89423
                                Fax: (775) 267-2661

            With a copy to:     Mr. Lawrence E. Wilson
                                Franklin, Cardwell & Jones, PC
                                1001 McKinney, 18th Floor
                                Houston, Texas  77002
                                Fax: (713) 222-0938

Any Party at any time by furnishing notice to the other Party in the manner described above may designate additional or different addresses for subsequent notices or communications.

         10.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

         10.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement sets forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         10.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

         10.7 GOVERNING LAW AND CHOICE OF FORUM. This Agreement has been negotiated and executed in the State of Nevada. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, including all matters of construction, validity, performance and enforcement, but without giving effect to principles of conflict of laws. The parties hereby consent, in any dispute, action, litigation, or other proceeding concerning this Agreement to the jurisdiction of the courts in Reno, Nevada.

         10.8 ASSIGNMENT. The Seller shall not assign this Agreement or any interest herein without the prior written consent of the Buyer. Any attempted assignment by the Seller of its rights or obligations without such consent shall be null and void. The Buyer may assign its rights, duties, and obligations under this Agreement to an affiliated corporation of the Buyer, in which event such corporation shall be entitled to enforce all of the Buyer's rights, titles and interests herein. Reference to any of the Parties in this Agreement shall be deemed to include the successors and assigns of such Party.

         10.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         10.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are and shall be hereby incorporated in and made a part of this Agreement.

         10.11 REMEDIES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the Non-Competition Agreements, the Guaranty Agreements, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the Non-Competition Agreements, the Guaranty Agreements, or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it or they may be entitled at law or equity. Except as limited by the provisions of
Section 6.3 herein, the rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

         10.l2 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

         10.13 SURVIVAL. This Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing and the Bill of Sale, and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein, and shall not be deemed merged therein.

         10.14  COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

         10.15 ATTORNEYS' FEES. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Party hereto.

         10.16 DRAFTING. The Parties acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

                            [SIGNATURE PAGE FOLLOWS]

         EXECUTED AND DELIVERED EFFECTIVE in multiple counterparts effective as of the date first written above.

                                    BUYER:

                                    CHRISTIAN SPEAKERS & ARTISTS AGENCY, INC., a Nevada corporation

                                    By:
                                        ------------------------------

                                        _________________, President

                                    SELLER:

                                    CHRISTIAN SPEAKERS AND ARTISTS AGENCY, INC., a Tennessee corporation

                                    By:
                                        ------------------------------

                                        _________________, President


                                    REGALWORKS:

                                    REGALWORKS, INC,
                                    a Delaware corporation

                                    By:
                                        ------------------------------

                                        _________________, President

SCHEDULES

2.1(a) Tangible Assets
2.1(d) Contracts
2.1(g) Intellectual Property
2.1(i) General Intangibles
3.1 Liens, mortgages, encumbrances
3.8 Litigation
3.11 Employees
3.14 Leased Assets
3.22 Customers
3.23 Insurance Policies
3.26 Trade Payables
3.27 Accounts Receivable

EXHIBITS

A Investor Representation Agreement
B Non-compete Agreement